UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 30, 2020

Fortress Transportation and Infrastructure Investors LLC
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37386	32-0434238
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1345 AVENUE OF THE AMERICAS, 45TH FLOOR, NEW YORK, New York 10105
(Address of Principal Executive Offices) (Zip Code)

(212) 798-6100
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:
Title of each class:	Trading Symbol(s):	Name of each exchange on which registered:
Class A Common shares, $0.01 par value per share	FTAI	New York Stock Exchange
8.25% Fixed-to-Floating Rate Series A Cumulative Perpetual Redeemable Preferred Shares	FTAI PR A	New York Stock Exchange
8.00% Fixed-to-Floating Rate Series B Cumulative Perpetual Redeemable Preferred Shares	FTAI PR B	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On June 30, 2020, Fortress Transportation and Infrastructure Investors LLC, a Delaware limited liability company (the “Company”), entered into an At Market Issuance Sales Agreement (the “Sales Agreement”) with B. Riley FBR, Inc. (“BRFBR”) to sell shares of the Company’s 8.25% Fixed-to-Floating Rate Series A Cumulative Perpetual Redeemable Preferred Shares, par value $0.01 per share, and 8.00% Fixed-to-Floating Rate Series B Cumulative Perpetual Redeemable Preferred Shares, par value $0.01 per share (collectively, the “ATM Shares”), having an aggregate offering price of up to $100.00 million, from time to time, through an “at the market” equity offering program (the “ATM Program”).

In accordance with the terms of the Sales Agreement, sales of the ATM Shares, if any, will be made by any method deemed to be an “at the market offering” as defined in Rule 415 under the Securities Act of 1933, as amended. Under the terms of the Sales Agreement, the Company may also sell ATM Shares to BRFBR as principal for its own account. If the Company sells ATM Shares to BRFBR as principal, it will enter into a separate terms agreement with BRFBR setting forth the terms of such transaction. Actual sales will depend on a variety of factors to be determined by the Company from time to time.

The Sales Agreement provides that BRFBR will be entitled to compensation of up to 1.5% of the gross proceeds of the sales price per share of all ATM Shares sold through it as sales agent under the Sales Agreement or to it pursuant to any separate terms agreement. The Company has no obligation to sell any of the ATM Shares under the Sales Agreement, and may at any time suspend solicitation and offers under the Sales Agreement.

The Company intends to use the net proceeds for general corporate purposes, which may include the funding of future acquisitions and investments, including aviation investments.

The ATM Shares will be offered and sold pursuant to the Company’s effective shelf registration statement (Registration File No. 333-236770) on file with the U.S. Securities and Exchange Commission (the “SEC”). The Company filed a prospectus supplement, dated June 30, 2020, with the SEC in connection with the offer, issuance and sale of the ATM Shares (the “ATM Prospectus Supplement”).

The foregoing description of the Sales Agreement is a summary and is qualified in its entirety by reference to the Sales Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Company is also filing this Current Report on Form 8-K to provide legal opinions of its counsel, Cravath, Swaine & Moore LLP, regarding the legality of the securities covered by the ATM Prospectus Supplement, which opinion is attached hereto as Exhibit 5.1, and regarding certain tax matters, which opinion is attached hereto as Exhibit 8.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
1.1	Sales Agreement, dated June 30, 2020, by and between Fortress Transportation and Infrastructure Investors LLC and B. Riley FBR, Inc.
5.1	Opinion of Cravath, Swaine & Moore LLP regarding the legality of the securities covered by the ATM Prospectus Supplement (including the consent required with respect thereto).
8.1	Opinion of Cravath, Swaine & Moore LLP regarding certain tax matters (including the consent required with respect thereto).
23.1	Consent of Cravath, Swaine & Moore LLP (included in Exhibit 5.1).
23.2	Consent of Cravath, Swaine & Moore LLP (included in Exhibit 8.1).
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORTRESS TRANSPORTATION AND
INFRASTRUCTURE INVESTORS LLC

	By:	/s/ Scott Christopher
	Name:	Scott Christopher
	Title:	Chief Financial Officer
Date: June 30, 2020